UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2009

U.S. HOME SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-18291	75-2922239
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

405 State Highway 121 Bypass, Building A, Suite 250 Lewisville, Texas	75067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 488-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Compensatory Arrangements of Certain Officers

As previously reported, on December 11, 2008, the compensation committee of the board of directors of U.S. Home Systems, Inc. (the “Company”) approved amending and restating the employment agreements of the Company’s executive officers to address issues raised by Section 409A of the Internal Revenue Code and related interpretations and guidance of the Internal Revenue Service (collectively “IRC Section 409A”). The following summary of the revisions to the executives’ employment agreements is qualified in its entirety by reference to the executives’ employment agreements that are attached as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8K, and they are incorporated by reference in this report.

Employment Agreements

Chief Executive Officer The terms and conditions of the amended and restated employment agreement for Murray H. Gross, Chief Executive Officer, were previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2008. A copy of Mr. Gross’ contract was filed as an exhibit to the Current Report on Form 8-K.

Chief Financial Officer and Other Named Executives Effective January 1, 2009, the employment agreements of Peter Bulger, our President and Chief Operating Officer, Robert A. DeFronzo, our Chief Financial Officer, Steven L. Gross, our Executive Vice President and Chief Marketing Officer and Richard B. Goodner, Vice President-Legal Affairs and General Counsel (the “Executives”) have been amended and restated to ensure compliance with IRC Section 409A.

The terms of the Executives’ employment agreements are similar with the exception of base salary and bonuses received by each executive officer. The current, and as amended, Executives’employment agreements are for a one year term, provided that six months prior to the anniversary date of the agreement, and each anniversary date thereafter, the employment will automatically be extended for an additional year unless the Company notifies the Executive of its intent not to extend the agreement. Additionally, if within one year after a change in control Executive resigns for any reason or the Company terminates Executive’s employment for any reason, other than just cause, the Company shall pay to Executive a lump sum payment in cash equal to the Executive’s annual salary then in effect. The amended employment agreements provide that Messrs. Bulger, DeFronzo, Gross and Goodner shall receive an annual salary of $362,250, $233,640, $229,793, and $202,586, respectively, during 2009, which is the same salary paid to the Executives in 2008. Other than the revisions noted below, the terms of the amended employment agreements remain the same as the Executives’ 2008 employment agreements, the material terms of which were disclosed in the Company’s proxy statement for its 2008 annual meeting of stockholders.

The revisions to the Executives’ employment agreements include:

•	Revisions to definition of good reason to ensure compliance with IRC Section 409A.

•

Definition of disability has been revised to comply with IRC Section 409A. If an Executives’ employment is terminated as a result of disability, he will be entitled to receive in a lump sum an amount of cash equal to one year’s salary.

•	If, at the time of the Executive’s death, his employment agreement is in effect and he is married, the Company is obligated to pay his widow in a lump sum, an amount equal to his annual salary.

•

An interpretation and saving provision has been included in the Executives’ amended and restated employment agreements which requires the terms of the employment agreements, including the payment terms of compensation upon separation from service, to be interpreted consistent with the provisions of IRC Section 409A.

SECTION 9 – FINANCIAL STATEMENTS AND EXHBITS

Item 9.01.	(d) Exhibits.

The following exhibits are filed with this report:

Exhibit Number	Description of Exhibit

10.1	Amended and Restated Employment Agreement by and between U.S. Home Systems, Inc. and Peter T. Bulger effective as of January 1, 2009

10.2	Amended and Restated Employment Agreement by and between U.S. Home Systems, Inc. and Robert A. DeFronzo effective as of January 1, 2009

10.3	Amended and Restated Employment Agreement by and between U.S. Home Systems, Inc. and Steven L. Gross effective as of January 1, 2009

10.4	Amended and Restated Employment Agreement by and between U.S. Home Systems, Inc. and Richard B. Goodner effective as of January 1, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on the 5th day of January, 2009 on its behalf by the undersigned, thereto duly authorized.

U.S. HOME SYSTEMS, INC.

By:	/s/ Murray H. Gross
Murray H. Gross
Chairman and Chief Executive Officer

INDEX OF EXHIBITS

Exhibit Number	Description of Exhibit

10.1	Amended and Restated Employment Agreement by and between U.S. Home Systems, Inc. and Peter T. Bulger effective as of January 1, 2009

10.2	Amended and Restated Employment Agreement by and between U.S. Home Systems, Inc. and Robert A. DeFronzo effective as of January 1, 2009

10.3	Amended and Restated Employment Agreement by and between U.S. Home Systems, Inc. and Steven L. Gross effective as of January 1, 2009

10.4	Amended and Restated Employment Agreement by and between U.S. Home Systems, Inc. and Richard B. Goodner effective as of January 1, 2009